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               WARRANT AGREEMENT AMENDMENT NO. 5

     AMENDMENT NO. 5, dated as of July 30, 1999, between AMERICAN COUNTRY HOLDINGS INC., a Delaware corporation (formerly known as The Western Transmedia Company, Inc.) (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent (the "Warrant Agent"), to the Warrant Agreement dated as of June 25, 1993, as amended (as so amended, the "Warrant Agreement") between the Company and the Warrant Agent.

                             W I T N E S S E T H
                             - - - - - - - - - -

     WHEREAS, Section 1(h) of the Warrant Agreement permits the Company to extend the New Warrant Expiration Date upon notice to all warrantholders;

     WHEREAS, the Board of Directors of the Company has approved the extension of the expiration date of the Warrants from August 31, 1999 to August 31, 2000, subject to the dissemination to warrantholders of a notice informing them of such extension; and

     WHEREAS, the Company desires to further amend the Warrant Agreement to provide for the extension of the New Warrant Expiration Date from August 31, 1999 to August 31, 2000.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

     SECTION 1. CAPITALIZATION. All capitalized terms used herein and not otherwise defined shall have the meanings accorded them in the Warrant Agreement.

     SECTION 2. AMENDMENTS. The Warrant Agreement is hereby amended, effective as of the date hereof, as follows:


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     (a)  Section 1 of the Warrant Agreement is amended by substituting new subparagraph (h) in place of the existing subparagraph (h) to read as follows:

         "(h) The "New Warrant Expiration Date" shall mean 5:00 P.M. (New York time) on August 31, 2000, or the Redemption Date as defined in Section
     8, whichever is earlier; provided that if such date shall in the state of New York be a holiday or a day on which banks are authorized or required to close, then 5:00 P.M. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized or required to close. Upon notice to all warrantholders, the Company shall have the right to further extend the New Warrant Expiration Date."

     (b) All references to the date August 31, 1999 in the Warrant Agreement, insofar as they relate to the date on which the Warrants shall expire, shall be deemed references to August 31, 2000.

     SECTION 3. MISCELLANEOUS.

     (a) On and after the date of this Amendment, each reference in the Warrant Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Warrant Agreement, and each reference in any Warrant Certificate to "the Warrant Agreement", "thereunder", "thereof" or words of like import referring to the Warrant Agreement, shall mean and be a reference to the Warrant Agreement as amended by this Amendment No. 5. The Warrant Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     (b) This Amendment shall be governed by and construed in accordance with the laws of the State of New York, except that body of law relating to choice of laws.

     (c) This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute a single document.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                     AMERICAN COUNTRY HOLDINGS INC.



                                     By: /s/ Martin L. Solomon
                                        ---------------------------------
                                        Name: Martin L. Solomon
                                        ---------------------------------
                                        Title: Chairman
                                              ---------------------------


                                     AMERICAN STOCK TRANSFER & TRUST COMPANY


                                     By: /s/ J.F. Wolf
                                        ---------------------------------
                                         Name: J.F. Wolf
                                        ---------------------------------
                                         Title: Vice President
                                               ---------------------------